Exhibit 99.1

Almost Family, Inc. Steve Guenthner (502) 891-1000	The Ruth Group Investor Relations Nick Laudico/Zack Kubow (646) 536-7030/7020 nlaudico@theruthgroup.com zkubow@theruthgroup.com

Almost Family Reports Second Quarter 2012 Results

Louisville, KY, August 8, 2012 – Almost Family, Inc. (Nasdaq: AFAM), a leading regional provider of home health nursing and personal care services, announced today its financial results for the three and six month periods ended June 30, 2012.

Second Quarter Highlights:
•	Net service revenues of $87 million for the quarter
•	Net income was $4.5 million, or $0.49 per diluted share
•	Diluted EPS includes $0.01 for transaction related costs, excluding which diluted EPS would have been $0.50
•	Visiting Nurse segment net revenues were $68 million, on 2% admission growth overall, including 4% in Florida
•	Personal Care segment net revenues grew to $19 million from a combination of the Cambridge acquisition and 5% organic volume growth

Comments on Results

William Yarmuth, Chief Executive Officer, commented on the results: “We're very pleased to report significant earnings progress despite continued Medicare rate cuts and a slowing Medicare home health market.  During the first half of 2012, our VN segment staff and management have been intensely focused on improving our operational efficiency while continuing to provide quality care to the patients we serve.  During the second quarter, in our PC segment we completed the system conversion of the final branches from last fall’s Cambridge acquisition.  I'm pleased with the extent to which we've improved our results.  Our charge for the second half of 2012 is to leverage the progress achieved in both segments, while turning a more substantial part of our focus toward driving the organic growth of our business.”

Second Quarter Financial Results

Almost Family reported second quarter results that included: i) the favorable impact of our Cambridge Home Health Care Holdings, Inc. (Cambridge) acquisition, which closed in early August of 2011, ii) the unfavorable impact of higher than normal workers compensation costs which lowered EPS by $0.04 and iii) the unfavorable impact of the 2012 Medicare reimbursement rate cut in the Visiting Nurse (VN) segment.  The Medicare rate changes reduced revenue and operating income by $2.8 million and earnings per diluted share by $0.18.

Almost Family Reports Second Quarter 2012 Results

August 8, 2012

Net service revenues for the second quarter grew to $86.9 million, a 6% increase from $81.7 million reported in the second quarter of 2011, as a result of the Cambridge acquisition, partially offset by the VN segment’s Medicare rate cut.

Net income for the second quarter of 2012 was $4.5 million, or $0.49 per diluted share, down from second quarter of 2011 net income of $5.0 million, or $0.53 per diluted share.

Diluted EPS for the quarter was increased by $0.07 as compared to the second quarter of 2011 as a result of the Cambridge acquisition. Unallocated corporate overhead included approximately $0.2 million of transitional expenses related to the Cambridge home office which is expected to wind down during the remainder of 2012. Diluted EPS for the quarter includes a $0.01 for transaction related costs, similar costs in the prior year quarter totaled $0.02.  Our effective tax rate for the quarter declined to 39.5% from 40.2% in the prior year quarter, primarily due to a lower state tax rate from the Cambridge acquisition.

Second Quarter Segment Results

VN Segment second quarter results include the unfavorable impact of the Medicare rate cuts.  As a result, VN segment second quarter net service revenues declined 5% to $67.6 million, from $71.2 million in the second quarter of 2011, while operating income before corporate expenses for the second quarter of 2012 declined to $10.8 million from $11.8 million reported for the second quarter of 2011.  Total admissions grew 2%, substantially all organic, which was partially offset by a 0.6% decline in re-certifications.  Organic VN admission growth in Florida was 4%.

Primarily as a result of our Cambridge acquisition, Personal Care (PC) segment net service revenues grew 83% or $8.8 million in the second quarter of 2012 to a record $19.3 million from $10.5 million in the second quarter of 2011, while operating income before unallocated corporate expenses increased 85%, or $1.1 million to $2.3 million in the second quarter of 2012.

Six Month Period Ended June 30, 2012

Almost Family reported six month results that included: i) the favorable impact of our Cambridge Home Health Care Holdings, Inc. (Cambridge) acquisition, which closed in early August of 2011 and ii) the unfavorable impact of the 2012 Medicare reimbursement rate cut in the Visiting Nurse (VN) segment.  The Medicare rate changes reduced revenue and operating income by $5.7 million and earnings per diluted share by $0.37.

Net income for the six month period of 2012 was $9.5 million, or $1.02 per diluted share, down from the six month period of 2011 net income of $10.7 million, or $1.14 per diluted share. Fees and expenses related to governmental inquiries did not impact the 2012 six month period, while lowering the 2011 six month period EPS by approximately $0.05.  Deal costs lowered year to date 2012 and 2011 EPS by approximately $0.01 and $0.03, respectively.

Almost Family Reports Second Quarter 2012 Results

August 8, 2012

Six Month Period Segment Results

Net service revenues in the VN segment for the six month period declined to $138.3 million, a 3.9% decrease from $143.9 million in the six month period of 2011, after the effect of the previously mentioned Medicare rate cut which was partially offset by volume growth.  Total admissions grew 4%, of which 2% was organic.

Operating income before corporate expenses in the VN segment for the six month period of 2012 was $21.8 million, a $3.0 million decrease from $24.9 million reported for the six month period of 2011, primarily as a result of the impact of the Medicare rate cut.

Primarily as a result of our Cambridge acquisition, net service revenues in the PC segment for the six month period of 2012 grew 89% or $18.1 million to $38.5 million from $20.4 million in the six month period of 2011.  Operating income before unallocated corporate expenses in the PC segment increased 76% to $4.7 million from $2.7 million in the six month period of 2011.

Conference Call

A conference call to review the results will begin at 11:00 a.m. ET on August 8, 2012, and will be hosted by William Yarmuth, Chief Executive Officer, and Steve Guenthner, President and Principal Financial Officer. To participate in the conference call, please dial 1-877-407-4018 (USA) or 1-201-689-8471 (International).  In addition, a dial-up replay of the conference call will be available beginning August 8, 2012 at 2:00 p.m. ET and ending on August 22, 2012. The replay telephone number is 1-877-870-5176 (USA) or 1-858-384-5517 (International). Passcode 398221.  A live Web cast of the call will also be available from the Investor Relations section of the corporate Web site at http://www.almostfamily.com. A Web cast replay can be accessed on the corporate Web site beginning August 8, 2012 at approximately 2:00 p.m. ET and will remain available until September 8, 2012.

Almost Family Reports Second Quarter 2012 Results

August 8, 2012

ALMOST FAMILY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(In thousands, except per share data)

	Three Months Ended June 30,		Six months Ended June 30,
	2012	2011	2012	2011
Net service revenues	$86,892	$81,721	$176,842	$164,314
Cost of service revenues (excluding depreciation & amortization)	45,338	39,615	91,106	78,580
Gross margin	41,554	42,106	85,736	85,734
General and administrative expenses:
Salaries and benefits	24,547	23,606	49,828	47,945
Other	9,456	10,172	20,360	19,859
Total general and administrative expenses	34,003	33,778	70,188	67,804
Operating income	7,551	8,328	15,548	17,930
Interest expense, net	(32)	(44)	(70)	(99)
Income before income taxes	7,519	8,284	15,478	17,831
Income tax expense	(2,970)	(3,334)	(5,998)	(7,177)
Net income	$4,549	$4,950	$9,480	$10,654

Per share amounts-basic:
Average shares outstanding	9,255	9,284	9,265	9,249
Net income	$0.49	$0.53	$1.02	$1.15

Per share amounts-diluted:
Average shares outstanding	9,315	9,377	9,328	9,360
Net income	$0.49	$0.53	$1.02	$1.14

Almost Family Reports Second Quarter 2012 Results

August 8, 2012

ALMOST FAMILY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30, 2012
ASSETS	(UNAUDITED)	December 31, 2011
CURRENT ASSETS:
Cash and cash equivalents	$37,609	$33,693
Accounts receivable - net	47,897	45,166
Prepaid expenses and other current assets	6,463	6,437
Deferred tax assets	7,731	7,470
TOTAL CURRENT ASSETS	99,700	92,766

PROPERTY AND EQUIPMENT - NET	5,130	5,229
GOODWILL	133,096	132,653
OTHER INTANGIBLE ASSETS	19,676	19,709
OTHER ASSETS	649	465
	$258,251	$250,822

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$6,901	$6,489
Accrued other liabilities	19,983	21,129
Current portion - capital leases and notes payable	500	1,200
TOTAL CURRENT LIABILITIES	27,384	28,818

LONG-TERM LIABILITIES:
Notes payable	625	1,125
Deferred tax liabilities	14,929	13,631
Other liabilities	714	951
TOTAL LONG-TERM LIABILITIES	16,268	15,707
TOTAL LIABILITIES	43,652	44,525

STOCKHOLDERS' EQUITY:
Preferred stock, par value $0.05; authorized
2,000 shares; none issued or outstanding	-	-
Common stock, par value $0.10; authorized
25,000; 9,420 and 9,381
issued and outstanding	942	938
Treasury stock, at cost, 89 and 13 shares	(2,283)	(431)
Additional paid-in capital	101,348	100,678
Retained earnings	114,592	105,112
TOTAL STOCKHOLDERS' EQUITY	214,599	206,297
	$258,251	$250,822

Almost Family Reports Second Quarter 2012 Results

August 8, 2012

ALMOST FAMILY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(In thousands)
	Six Months Ended June 30,
	2012	2011
Cash flows from operating activities:
Net income	$9,480	$10,654
Adjustments to reconcile income to net cash provided by operating activities:
Depreciation and amortization	1,259	1,475
Provision for uncollectible accounts	1,181	684
Stock-based compensation	746	730
Deferred income taxes	1,134	2,567
	13,800	16,110
Change in certain net assets and liabilities, net of the effects of acquisitions:
Decrease (increase) in:
Accounts receivable	(4,157)	115
Prepaid expenses and other current assets	(408)	386
Other assets	(185)	115
Decrease in:
Accounts payable and accrued expenses	(978)	(2,984)
Net cash provided by operating activities	8,072	13,742

Cash flows from investing activities:
Capital expenditures	(1,032)	(1,104)
Acquisitions, net of cash acquired	-	(4,249)
Net cash used in investing activities	(1,032)	(5,353)

Cash flows from financing activities:
Proceeds from exercise of stock options	70	292
Purchase of common stock in connection with share awards	(1,852)	(428)
Tax impact of share awards	(142)	1,577
Principal payments on capital leases and notes payable	(1,200)	(1,595)
Net cash used in financing activities	(3,124)	(154)

Net change in cash and cash equivalents	3,916	8,235
Cash and cash equivalents at beginning of period	33,693	47,943
Cash and cash equivalents at end of period	$37,609	$56,178

Summary of non-cash investing and financing activities:
Settlement of Directors Deferred Compensation Plan	$-	$501
Acquisitions funded by notes payable	$-	$1,000

Almost Family Reports Second Quarter 2012 Results

August 8, 2012

ALMOST FAMILY, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS
(UNAUDITED)
(In thousands)

	Three Months Ended June 30,
	2012		2011		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Net service revenues:
Visiting Nurse	$67,614	77.8%	$71,208	87.1%	$(3,594)	-5.0%
Personal Care	19,278	22.2%	10,513	12.9%	8,765	83.4%
	86,892	100.0%	81,721	100.0%	5,171	6.3%
Operating income before corporate expenses:
Visiting Nurse	10,795	16.0%	11,835	16.6%	(1,040)	-8.8%
Personal Care	2,294	11.9%	1,243	11.8%	1,051	84.6%
	13,089	15.1%	13,078	16.0%	11	0.1%
Corporate expenses	5,538	6.4%	4,750	5.8%	788	16.6%
Operating income	7,551	8.7%	8,328	10.2%	(777)	-9.3%
Interest expense, net	(32)	0.0%	(44)	0.1%	12	-27.3%
Income tax expense	(2,970)	3.4%	(3,334)	4.1%	364	-10.9%
Net income	$4,549	5.2%	$4,950	6.1%	$(401)	-8.1%

EBITDA	$8,573	9.9%	$9,396	11.5%	$(823)	-8.8%

	Six Months Ended June 30,
	2012		2011		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Net service revenues:
Visiting Nurse	$138,317	78.2%	$143,897	87.6%	$(5,580)	-3.9%
Personal Care	38,525	21.8%	20,417	12.4%	18,108	88.7%
	176,842	100.0%	164,314	100.0%	12,528	7.6%
Operating income before corporate expenses:
Visiting Nurse	21,844	15.8%	24,867	17.3%	(3,023)	-12.2%
Personal Care	4,746	12.3%	2,701	13.2%	2,045	75.7%
	26,590	15.0%	27,568	16.8%	(978)	-3.5%
Corporate expenses	11,042	6.2%	9,638	5.9%	1,404	14.6%
Operating income	15,548	8.8%	17,930	10.9%	(2,382)	-13.3%
Interest expense, net	(70)	0.0%	(99)	0.1%	29	-29.3%
Income tax expense	(5,998)	3.4%	(7,177)	4.4%	1,179	-16.4%
Net income	$9,480	5.4%	$10,654	6.5%	$(1,174)	-11.0%

EBITDA	$17,553	9.9%	$20,135	12.3%	$(2,582)	-12.8%

Almost Family Reports Second Quarter 2012 Results

August 8, 2012

ALMOST FAMILY, INC. AND SUBSIDIARIES
VISITING NURSE SEGMENT OPERATING METRICS

	Three Months Ended June 30,
	2012		2011		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Average number of locations	110		93		17	18.3%

All payors:
Patients Months	52,851		52,464		387	0.7%
Admissions	15,560		15,292		268	1.8%
Billable Visits	471,387		482,593		(11,206)	-2.3%

Medicare Statistics:
Revenue (in thousands)	$61,437	90.9%	$65,755	92.3%	$(4,318)	-6.6%
Billable visits	384,881		407,957		(23,076)	-5.7%
Admissions	13,728		14,023		(295)	-2.1%
Recertifications	7,860		7,907		(47)	-0.6%
Episodes Completed	21,490		22,267		(777)	-3.5%

Revenue per completed episode	$2,880		$3,052		$(172)	-5.6%
Visits per episode	17.7		18.4		(0.7)	-3.8%

PERSONAL CARE OPERATING METRICS

	Three Months Ended June 30,
	2012		2011		Change
	Amount		Amount		Amount	%
Average number of locations	60		23		37	160.9%

Admissions	1,294		732		562	76.8%
Patient months of care	18,700		10,886		7,814	71.8%
Patient days of care	253,294		143,253		110,041	76.8%
Billable hours	1,057,143		572,608		484,535	84.6%
Revenue per billable hour	$18.24		$18.36		$(0.12)	-0.7%

Almost Family Reports Second Quarter 2012 Results

August 8, 2012

ALMOST FAMILY, INC. AND SUBSIDIARIES
VISITING NURSE SEGMENT OPERATING METRICS

	Six Months Ended June 30,
	2012		2011		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Average number of locations	110		92		18	19.6%

All payors:
Patients Months	108,053		104,936		3,117	3.0%
Admissions	32,066		30,965		1,101	3.6%
Billable Visits	951,260		962,247		(10,987)	-1.1%

Medicare Statistics:
Revenue (in thousands)	$126,221	91.3%	$133,059	92.5%	$(6,838)	-5.1%
Billable visits	786,773		815,459		(28,686)	-3.5%
Admissions	28,404		28,375		29	0.1%
Recertifications	15,924		16,234		(310)	-1.9%
Episodes Completed	44,024		44,184		(160)	-0.4%

Revenue per completed episode	$2,852		$3,011		$(159)	-5.3%
Visits per episode	17.6		18.1		(0.5)	-2.8%

PERSONAL CARE OPERATING METRICS

	Six Months Ended June 30,
	2012		2011		Change
	Amount		Amount		Amount	%
Average number of locations	60		22		38	172.7%

Admissions	2,658		1,513		1,145	75.7%
Patient months of care	36,441		21,835		14,606	66.9%
Patient days of care	507,126		283,884		223,242	78.6%
Billable hours	2,109,613		1,124,122		985,491	87.7%
Revenue per billable hour	$18.26		$18.16		$0.10	0.5%

Almost Family Reports Second Quarter 2012 Results

August 8, 2012

Non-GAAP Financial Measure
The information provided in some of the tables in this release includes certain non-GAAP financial measures as defined under SEC rules.  In accordance with SEC rules, the Company has provided, in the supplemental information and the footnotes to the tables, a reconciliation of those measures to the most directly comparable GAAP measures.

EBITDA
Earnings before interest, income taxes, depreciation and amortization (EBITDA) is not a measure of financial performance under accounting principles generally accepted in the United States of America.  It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles. The items excluded from EBITDA are significant components in understanding and evaluating financial performance and liquidity. Management routinely calculates and communicates EBITDA and believes that it is useful to investors because it is commonly used as an analytical indicator within our industry to evaluate performance, measure leverage capacity and debt service ability, and to estimate current or prospective enterprise value. EBITDA is also used in certain covenants contained in our credit agreement.

The following tables set forth a reconciliation of net income to EBITDA:

ALMOST FAMILY, INC. AND SUBSIDIARIES
RECONCILIATION OF EBITDA
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Net income	$4,549	$4,950	$9,480	$10,654
Add back:
Interest expense	32	44	70	99
Income tax expense	2,970	3,334	5,998	7,177
Depreciation and amortization	637	730	1,259	1,475
Amortization of stock-based compensation	385	338	746	730
Earnings before interest, income taxes, depreciation and amortization (EBITDA)	$8,573	$9,396	$17,553	$20,135

About Almost Family
Almost Family, Inc., founded in 1976, is a leading regional provider of home health nursing and personal care services, with branch locations in Florida, Ohio, Kentucky, Connecticut, New Jersey, Massachusetts, Missouri, Alabama, Illinois, Indiana, and Pennsylvania, (in order of revenue significance). Almost Family, Inc. and its subsidiaries operate a Medicare-certified segment and a personal care segment. Altogether, Almost Family operates over 160 branch locations in 11 U.S. states.

Almost Family Reports Second Quarter 2012 Results

August 8, 2012

Forward Looking Statements
All statements, other than statements of historical facts, included in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terminology such as "may," "will," "expect," "believe," "estimate," "project," "anticipate," "continue," or similar terms, variations of those terms or the negative of those terms. These forward-looking statements are based on the Company's current plans, expectations and projections about future events.

Because forward-looking statements involve risks and uncertainties, the Company's actual results could differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. The potential risks and uncertainties which could cause actual results to differ materially include: regulatory approvals or third party consents may not be obtained, the impact of further changes in healthcare reimbursement systems, including the ultimate outcome of potential changes to Medicare reimbursement for home health services and to Medicaid reimbursement due to state budget shortfalls; the ability of the Company to maintain its level of operating performance and achieve its cost control objectives; changes in our relationships with referral sources; the ability of the Company to integrate acquired operations including obtaining synergies, integration objectives and anticipated timelines; government regulation; health care reform; pricing pressures from Medicare, Medicaid and other third-party payers; changes in laws and interpretations of laws relating to the healthcare industry; and the Company’s self-insurance risks.  For a more complete discussion regarding these and other factors which could affect the Company's financial performance, refer to the Company's various filings with the Securities and Exchange Commission, including its filing on Form 10-K for the year ended December 31, 2011, in particular information under the headings "Special Caution Regarding Forward-Looking Statements" and “Risk Factors.” The Company undertakes no obligation to update or revise its forward-looking statements.